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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             OMNOVA SOLUTIONS INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

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

                          [OMNOVA SOLUTIONS INC. LOGO]

                             OMNOVA SOLUTIONS INC.
                      175 GHENT ROAD, FAIRLAWN, OHIO 44333

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ------------------

To the Shareholders of                                         February 18, 2000

            OMNOVA Solutions Inc.:                                Fairlawn, Ohio

    The Annual Meeting of Shareholders of OMNOVA SOLUTIONS INC. ("OMNOVA Solutions" or the "Company") will be held at the Akron West Hilton Inn, 3180 West Market Street, Fairlawn, Ohio, on March 29, 2000 at 9 o'clock a.m. to consider and act on the following matters:

            1. Election of three Directors to serve a term of three years. (page
     2)

            2. Ratification of the Board of Directors' selection of Ernst & Young LLP as independent auditors to audit the books of account and other corporate records of the Company for 2000. (page 26)

            3. Such other matters as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on February 14, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

    This is the solicitation by the Company of proxies for its first Annual Meeting of Shareholders. In June 1999, the Company was organized as a wholly owned subsidiary of GenCorp Inc. as part of a plan to spin-off GenCorp's Performance Chemicals and Decorative & Building Products businesses. On October 1, 1999, OMNOVA Solutions became an independent, publicly-held company when GenCorp Inc. distributed to its shareholders a dividend payable in one share of OMNOVA Solutions common stock (the "Common Stock") for each share of GenCorp common stock held on the September 27, 1999 record date (the "Spin-off").

    THE COMPANY HAS A GREAT NUMBER OF SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING WHO OWN FEWER THAN 100 SHARES. WHETHER YOU OWN ONE SHARE OR HUNDREDS OF SHARES, YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO PROMPTLY VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. YOUR COOPERATION WILL ENABLE THE COMPANY TO AVOID ADDITIONAL EXPENSE AND DELAY. A RETURN ENVELOPE, REQUIRING NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                                            By Order of the Board of Directors,
                                            CYNTHIA A. SLACK, Secretary

                                 ANNUAL MEETING

                                       OF

                             OMNOVA SOLUTIONS INC.
                      175 GHENT ROAD, FAIRLAWN, OHIO 44333

                               ------------------

                                PROXY STATEMENT

                                                               February 18, 2000

  This Proxy Statement is being mailed to shareholders beginning on or about February 18, 2000 in connection with the solicitation by the Company, on behalf of its Board of Directors, of proxies to be used at the first Annual Meeting of Shareholders of the Company which is to be held on March 29, 2000 at the Akron West Hilton Inn, 3180 West Market Street, Fairlawn, Ohio, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

  If the accompanying form of proxy is signed, dated and returned to the Company's transfer agent, The Bank of New York, it will be voted, but it may be revoked at any time before it is voted. Shares in respect of which a proxy or other written instruction is not received by the Bank will not be voted. The presence of a shareholder at the meeting does not automatically revoke any proxy previously given. A shareholder, without affecting any vote previously taken, may revoke his or her proxy by giving notice to the Company in writing or in person at the meeting.

  Any shares held for the account of a shareholder participating in the OMNOVA Solutions dividend reinvestment program will be voted in accordance with the participant's instructions set forth in the proxy returned to the Bank in respect of the shares which the shareholder holds of record. If a proxy in respect of the shares which the shareholder holds of record is not returned to the Bank, the shareholder's dividend reinvestment program shares will not be voted.

  The Trustees for the Company's and GenCorp's savings and profit sharing plans, Mellon Bank N.A. and Royal Trust Corporation of Canada, will each vote any shares held in any OMNOVA Solutions' Stock Funds for participants' accounts in accordance with the confidential voting instructions returned by the participants to the Trustees, c/o The Bank of New York. If such confidential voting instructions are not returned, the participants' shares will be voted by the Trustees in accordance with the instructions of the Benefits Management Committee for the plans.

  A copy of the Company's 1999 Annual Report, including financial statements, is enclosed in the envelope with this Proxy Statement.

  At the close of business on February 14, 2000, there were 41,194,851 outstanding shares of Common Stock. Holders of outstanding shares of Common Stock are entitled to one vote for each full share held on the February 14, 2000 record date.

                      NOMINATION AND ELECTION OF DIRECTORS

  The Company's Code of Regulations provides that the number of directors of the Company will not be less than seven nor more than seventeen as may be determined from time to time only (i) by a vote of a majority of the whole Board or (ii) by the affirmative vote of the holders of at least 80% of the voting power of the Company, voting together as a single class. The directors are classified into three classes, designated as Class I, Class II and Class III. The directors first appointed to Class I hold office for a term expiring at this Annual Meeting; the directors first appointed to Class II hold office for a term expiring at the 2001 annual meeting; and the directors first appointed to Class III hold office for a term expiring at the 2002 annual meeting. Directors elected at this Annual Meeting will hold office for a three-year term expiring at the 2003 annual meeting.

  The Board has set the number of directors at nine, three of which are to be elected at this Annual Meeting, and recommends the election of its three nominees named below.

  Abstentions and non-votes are counted as present for purposes of determining whether a quorum is present at the meeting. Directors are elected by a plurality of the votes cast (i.e. the nominees receiving the greatest number of votes will be elected). Votes cast for a nominee will be counted in favor of election. Withheld votes and broker non-votes will not count either in favor of, or against, election of a nominee. It is the intention of the persons named in the accompanying form of proxy, unless authorization to do so is withheld, to vote for the election of the Board's three nominees. Proxies cannot be voted for more than three persons. If, prior to the meeting, a nominee becomes unable to serve as a director for any reason, the proxyholders reserve the right to substitute another person of their choice in such nominee's place and stead. It is not anticipated that any nominee will be unavailable for election.

  The Company has no provision for cumulative voting in the election of directors. Holders of Common Stock are, therefore, entitled to cast one vote for each share held on the February 14, 2000 record date for each nominee for director.

  The information set forth below is given as of December 31, 1999 unless stated otherwise. Each nominee for election and each director continuing in office has had the same principal occupation or employment during the past five years unless otherwise indicated.

NOMINEES FOR ELECTION AT THIS MEETING TO THREE-YEAR TERMS EXPIRING IN MARCH 2003 (CLASS I):

DR. R. BYRON PIPES
Director of OMNOVA Solutions effective October 1, 1999

Distinguished Visiting Scientist, College of William and Mary, Williamsburg, VA since 1998. Seventeenth President of Rensselaer Polytechnic Institute, Troy, NY from 1993 until 1998. Provost of the University of Delaware from 1991 until 1993 and Dean of the College of Engineering from 1985 until 1993. Director of GenCorp from 1993 until the Spin-off. Chairman of the Nominating & Corporate Governance Committee and member of the Executive and Finance Committees of the OMNOVA Solutions Board. Age 58.

JOHN B. YASINSKY
Director of OMNOVA Solutions effective June 30, 1999

Chairman of the Board and Chief Executive Officer of the Company since January 4, 2000. Chairman, Chief Executive Officer and President of the Company from its formation until January 4, 2000. Previously, Chairman of the Board of GenCorp from March 1995 until the Spin-off and Chief Executive Officer and President of GenCorp from July 1994 until the Spin-off. A Director of GenCorp from November 1993 until the Spin-off (and President and Chief Operating Officer of GenCorp from November 1993 until July 1994). Previously Group President, Westinghouse Electric Corporation, Pittsburgh, PA (power generation and electrical equipment manufacturing company) from February 1993 until November 1993; President, Westinghouse Power Systems from 1990 to 1993. Director of CMS Energy Corporation, Dearborn, MI and Consumers Power Company, Jackson, MI. Chairman of the Executive Committee of the OMNOVA Solutions Board. Age 60.

KEVIN M. MCMULLEN
New nominee

President and Chief Operating Officer of the Company since January 4, 2000. Vice President of the Company and President, Decorative & Building Products from September 1999 until January 2000. Previously, Vice President of GenCorp and President of GenCorp's Decorative & Building Products business unit from September 1996 until the Spin-off. Also previously, General Manager of General Electric Corporation's Commercial & Industrial Lighting business from 1993 to 1996 and General Manager of General Electric Lighting's Business Development and Strategic Planning activities from 1991 to 1993; Senior Engagement Manager at McKinsey and Company, a business consulting firm, from 1985 to 1991. Age 39.

DIRECTORS WHOSE TERMS CONTINUE UNTIL MARCH 2001 (CLASS II):

BOB G. GOWER
Director of OMNOVA Solutions effective November 10, 1999

Chairman of Specified Fuels & Chemicals, L.L.C., Houston, TX (a specialized reference fuels producer and custom chemicals manufacturer) since 1996; previously, Chief Executive Officer of Lyondell Petrochemical Company from 1985 until retirement in 1996. Director of Kirby Corporation, Houston, TX. Member of the Audit, Finance and Nominating & Corporate Governance Committees of the OMNOVA Solutions Board. Age 62.

DIANE E. MCGARRY
Director of OMNOVA Solutions effective October 1, 1999

President, North American General Markets Operations, Xerox Corporation, Stamford, CT (a manufacturer of copiers and electronic office equipment) since January 2000; previously, Senior Vice President, Eastern Operations, North American Solutions Group of Xerox Corporation, Rochester, NY from January 1999 until January 2000; Vice President/General Manager, Color Solutions Business Unit of Xerox from March 1998 until January 1999; Chairman, President and Chief Executive Officer of Xerox Canada Inc., North York, Ontario, Canada, from 1993 until March 1998. Director of GenCorp from 1995 until the Spin-off. Member of the Audit, Organization & Compensation and Nominating & Corporate Governance Committees of the OMNOVA Solutions Board. Age 50.

STEVEN W. PERCY
Director of OMNOVA Solutions effective October 1, 1999

Former Chairman and Chief Executive Officer of BP America Inc., Cleveland, OH (a petroleum extraction, refining and distribution company) from 1996 until March 1999 and the BP/Amoco merger; Executive Vice President of BP America and President of BP Oil in the United States from 1992 to 1996. Director of GenCorp from 1997 until the Spin-off. Chairman of the Audit Committee and member of the Organization & Compensation and Nominating & Corporate Governance Committees of the OMNOVA Solutions Board. Age 53.

DIRECTORS WHOSE TERMS CONTINUE UNTIL MARCH 2002 (CLASS III):

EDWARD P. CAMPBELL
Director of OMNOVA Solutions effective October 1, 1999

President and Chief Executive Officer and Director of Nordson Corporation, Westlake, OH (an international manufacturer of industrial application equipment) since 1997. Prior to that time, Chief Operating Officer of Nordson from 1994 to 1997 and Vice President of Nordson from 1988 to 1994. Director of KeyCorp, Cleveland, OH. Director of GenCorp from May 1999 until the Spin-off. Chairman of the Finance Committee and member of the Audit and Organization & Compensation Committees of the OMNOVA Solutions Board. Age 50.

CHARLES A. CORRY
Director of OMNOVA Solutions effective October 1, 1999

Former Chairman of the Executive Committee of USX Corporation, Pittsburgh, PA (producer of energy and metal products) until May 1999 and Chairman and Chief Executive Officer of USX from 1989 until retirement in 1995 (President and a Director since February 1988). Director of USX Corporation, Pittsburgh, PA; Mellon Financial Corporation and Mellon Bank, N.A., Pittsburgh, PA. Director of GenCorp from 1995 until the Spin-off. Chairman of the Organization & Compensation Committee and member of the Finance, Nominating & Corporate Governance and Executive Committees of the OMNOVA Solutions Board. Age 67.

DAVID A. DABERKO
Director of OMNOVA Solutions effective November 10, 1999

Chairman and Chief Executive Officer of National City Corporation, Cleveland, OH (a diversified financial services company) since 1995; also previously President and Chief Operating Officer from 1993 until 1995 and Deputy Chairman of the Corporation and President, National City Bank, Cleveland, from 1987 until 1993. Director of National City Corporation, Cleveland, OH. Member of the Audit, Finance and Organization & Compensation Committees of the OMNOVA Solutions Board. Age 54.

               HOLDINGS OF SHARES OF THE COMPANY'S CAPITAL STOCK

SECURITY OWNERSHIP OF MANAGEMENT

  The following table lists share ownership of the Company's Common Stock by directors, nominees and executive officers of the Company as of February 1, 2000. Unless otherwise indicated, share ownership is direct.

                                                                                         PERCENT OF
                                                               NUMBER OF SHARES      OUTSTANDING SHARES
                                                                OF COMMON STOCK          OF COMMON
                           NAME                              BENEFICIALLY OWNED(1)        STOCK(2)
-------------------------------------------------------------------------------------------------------
Edward P. Campbell                                                     1,252                   *
Charles A. Corry                                                       3,150                   *
David A. Daberko                                                       1,750                   *
Bob G. Gower                                                          20,250                   *
Diane E. McGarry                                                       1,837                   *
Steven W. Percy                                                        1,093                   *
R. Byron Pipes                                                         2,048                   *
John B. Yasinsky                                                   1,017,053(3)(4)          2.46%
Kevin M. McMullen                                                    154,590(3)(4)             *
Nathaniel J. Mass                                                    170,310(3)(4)             *
Michael E. Hicks                                                      74,347(3)(4)             *
Marvin W. Zima                                                        95,958(3)(4)             *
All directors and executive officers as a group                    1,664,506                4.04%
  (16 persons)

---------------

* Less than one percent.
(1) Except as otherwise indicated below, beneficial ownership means the sole power to vote and dispose of shares.
(2) Calculated using 41,273,251 shares as the number of outstanding shares.
(3) Includes shares subject to stock options which may be exercised within 60 days of February 1, 2000 as follows: Mr. Yasinsky, 912,496 shares; Mr. McMullen, 147,045 shares; Mr. Mass, 159,454 shares; Mr. Hicks, 49,656 shares; Mr. Zima, 61,501 shares, and all executive officers as a group, 1,419,987 shares.
(4) Includes the approximate number of shares credited to the individual's account as of February 1, 2000 under the GenCorp/OMNOVA Solutions Joint Retirement Savings Plan, and where applicable, under the GenCorp Profit Sharing Retirement and Savings Plan, a savings plan for salaried employees sponsored by GenCorp prior to September 1989.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

  Based solely upon a review of reports of ownership, reports of changes of ownership and written representations under Section 16(a) of the Securities Exchange Act of 1934 which were furnished to the Company during or with respect to 1999 by persons who were, at any time during 1999, directors or officers of the Company or beneficial owners of more than 10% of the outstanding shares of Common Stock, no such person failed to file on a timely basis any report required by such section during 1999.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table lists the only persons believed by the Company to be the beneficial owners of more than five percent of the 41,459,951 shares of the Company's Common Stock outstanding as of December 31, 1999. The dates applicable to the beneficial ownership indicated are set forth in the footnotes below.

                                             NUMBER OF SHARES                  PERCENT OF
                                              OF COMMON STOCK              OUTSTANDING SHARES
                NAME                        BENEFICIALLY OWNED               OF COMMON STOCK
-----------------------------------------------------------------------------------------------
GenCorp/OMNOVA Solutions joint                   5,588,347                        13.48%(1)
  employee savings plans
  175 Ghent Road
  Fairlawn, OH 44333
FMR Corp.                                        4,671,200                        11.18%(2)
  82 Devonshire Street
  Boston, MA 02109
Mario J. Gabelli/Gabelli Funds Inc.              3,256,287                         7.79%(3)
  One Corporate Center
  Rye, NY 10580
Franklin Mutual Advisers, LLC                    2,982,200                          7.1%(4)
  51 John F. Kennedy Parkway
  Short Hills, NJ 07078

---------------

(1) Shares held at December 31, 1999 by the Trustee for the plans, Mellon Bank, included 5,176,311 shares held for the GenCorp/OMNOVA Solutions Joint Retirement Savings Plan and 412,036 shares held for the GenCorp Profit Sharing Retirement and Savings Plan. Shares are voted by the Trustee in accordance with instructions of the participating employees to whose accounts such shares are allocated, except that shares for which no employee instructions are received and shares held for the plans which have not been allocated to participants' accounts are voted by the Trustee in accordance with instructions of the Benefits Management Committee ("Committee") for the plans. The Committee presently consists of four persons, two of whom are officers of the Company and two of whom are officers of GenCorp.

(2) FMR Corp. reported sole dispositive power, but no voting power, over 4,671,200 shares held by it (which includes 3,064,000 shares held by Fidelity Value Fund) in a Schedule 13G dated February 9, 2000 and filed with the Securities and Exchange Commission.

(3) Gabelli Funds Inc., et al., according to Schedule 13D filed with the Securities and Exchange Commission on October 14, 1999, reported that, based on 41,797,551 shares outstanding (as reported in OMNOVA Solutions' Form 10-Q for the quarter ended August 31, 1999), Gabelli Funds, LLC, as agent had sole dispositive and voting power over 978,000 shares; GAMCO Investors Inc., as agent, had sole dispositive power over 2,275,662 shares and voting power over 2,260,662 shares; and Gabelli Foundation, Inc. had sole voting and dispositive power over 2,625 shares.

(4) Franklin Mutual Advisers, LLC reported sole voting and dispositive authority with respect to 2,982,200 shares held by it in Schedule 13G dated January 13, 2000 and filed with the Securities and Exchange Commission.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

MEETINGS OF THE BOARD

  During fiscal 1999, following the October 1, 1999 Spin-off from GenCorp the Company's Board of Directors held one meeting and the various Committees of the Board met a total of three times. Each director attended 75% or more of the total meetings of the Board of Directors and the Board Committees on which the director served since the Spin-off except Dr. R. Byron Pipes who was absent from one Committee meeting and therefore attended 66% of the total meetings of the Board and the Committees on which he served. However, for fiscal 1999, Dr. Pipes attended 96% of the total meetings of the OMNOVA Solutions and GenCorp Boards and Committees on which he served during his tenure.

ORGANIZATION & COMPENSATION COMMITTEE

  The Organization & Compensation Committee reviews periodically the organization of the Company and its management, including major changes in the organization of the Company and the responsibility of management as proposed by the Chief Executive Officer; monitors executive development and succession planning; reviews the effectiveness and performance of senior management and makes recommendations to the Board concerning the appointment and removal of officers; periodically reviews the compensation philosophy, policies and practices of the Company and makes recommendations to the Board concerning major changes, as appropriate; annually reviews changes in the Company's employee benefit, savings and retirement plans and reports thereon to the Board; administers the Company's incentive and deferred compensation plans; and approves, and in some cases recommends to the Board of Directors for approval, the compensation of employee-directors, officers, and principal executives of the Company. No meetings were held since the Spin-off during fiscal 1999. Additional information regarding the Organization & Compensation Committee begins on page 17.

AUDIT COMMITTEE

  The Audit Committee reviews and evaluates the scope of the audits to be performed, the adequacy of services performed by, and the fees and compensation of the independent auditors and receives and reviews a report from the independent auditors prior to the publication of the audited financial statements; considers and recommends to the Board of Directors the selection of the independent auditors to examine the consolidated financial statements of the Company for the next year; reviews and evaluates the scope and appropriateness of the Company's internal audit programs and plans and its system of internal control; reviews and evaluates the appropriateness of the Company's accounting principles and practices and financial reporting and receives periodic reports from the Internal Audit and Law Departments on a number of matters, including compliance with the Company's Policy on Legal and Ethical Conduct; periodically reviews and advises the Board regarding the status of the Company's environmental policies and performance under its environmental compliance programs; and periodically reviews and reports to the Board regarding the status of, and estimated liabilities for, environmental remediation. One meeting was held since the Spin-off during fiscal 1999. Members of the Audit Committee are:
Steven W. Percy, Chairman, Edward P. Campbell, David A. Daberko, Bob G. Gower and Diane E. McGarry.

EXECUTIVE COMMITTEE

  During the intervals between meetings of the Board of Directors, the Executive Committee, unless restricted by resolution of the Board, may exercise, under the control and direction of the Board, all of the powers of the Board of Directors in the management and control of the business of the Company. No meetings were held since the Spin-off during fiscal 1999. Members of the Executive Committee are: John B. Yasinsky, Chairman, Charles A. Corry and R. Byron Pipes.

FINANCE COMMITTEE

  The Finance Committee makes recommendations to the Board in regard to planning with respect to the Company's capital structure and raising of its long-term capital and with regard to dividend action of the Company; reviews the performance and management of the Company's employee benefit funds; and makes recommendations to the Board in regard to contributions to any pension plan, profit sharing, retirement or savings plan of the Company, or any proposed changes in the funding method or interest assumption or in amortization of liabilities in connection with funding any such plan. One meeting was held since the Spin-off during fiscal 1999. Members of the Finance Committee are: Edward P. Campbell, Chairman, Charles A. Corry, David A. Daberko, Bob G. Gower and R. Byron Pipes.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE

  The Nominating & Corporate Governance Committee periodically reviews and makes recommendations to the Board concerning the criteria for selection and retention of directors, the composition of the Board, structure and function of Board committees, retirement policies and compensation and benefits of directors; recommends to the Board qualified candidates to serve as directors of the Company and aids in attracting qualified candidates to the Board; and considers and makes recommendations to the Board concerning director nominations submitted by shareholders. One meeting was held since the Spin-off during fiscal 1999. Members of the Nominating & Corporate Governance Committee are: R. Byron Pipes, Chairman, Charles A. Corry, Bob G. Gower, Diane E. McGarry and Steven W. Percy.

                           SUMMARY COMPENSATION TABLE

  The following table sets forth compensation information for the Chief Executive Officer of the Company and for each of the Company's four most highly compensated executive officers who were serving as such at the end of fiscal 1999.

                                     ANNUAL COMPENSATION(1)             LONG TERM COMPENSATION
                                ---------------------------------   ------------------------------
                                                                              AWARDS(2)                PAYOUTS
                                                                    ------------------------------   ------------
                                                    OTHER ANNUAL     RESTRICTED      SECURITIES      LTIP PAYOUTS    ALL OTHER
   NAME AND CURRENT             SALARY     BONUS    COMPENSATION    STOCK AWARDS     UNDERLYING      COMPENSATION   COMPENSATION
  PRINCIPAL POSITION     YEAR     ($)       ($)          ($)            ($)         OPTIONS/SARS        ($)(3)       ($)(4)(5)
  ------------------     ----   -------   -------   -------------   ------------   ---------------   ------------   ------------
John B. Yasinsky.......  1999   725,000   675,000(6)     16,000(9)         --          110,000        1,226,970(11)    68,625
Chairman and Chief       1998   695,833   800,000(7)     16,000(9)         --           85,000          420,000(12)    69,563
Executive Officer        1997   666,667   850,000(8)     16,000(9)         --          100,000          698,200(13)    54,466
Kevin M. McMullen......  1999   285,000   175,000(6)         --            --           25,000          115,000(11)    22,951
President and Chief      1998   275,000   225,000(7)         --            --           20,000          125,441(13)    20,063
Operating Officer        1997   270,833   175,000(8)         --            --           25,000               --        16,405
Nathaniel J. Mass......  1999   353,500   199,750(6)         --            --           30,000          344,558(11)    28,693
Senior Vice President,   1998   338,333   283,000(7)      6,643(10)        --           24,000           98,539(12)    28,050
Strategic Growth         1997   320,833   285,000(8)    156,696(10)        --           30,000               --        18,324
Marvin W. Zima.........  1999   240,708   150,000(6)     10,000(9)         --           25,000          100,000(11)    21,488
Vice President;          1998   211,667   208,000(7)     10,000(9)         --           15,000           23,143(12)    15,266
President,               1997   202,500    87,000(8)     10,000(9)         --           20,000           74,456(13)    16,782
Performance Chemicals
Michael E. Hicks.......  1999   194,773   175,000(6)         --            --           20,000          161,536(11)    16,628
Senior Vice President    1998   160,000    66,900(7)         --            --            5,000           42,175(12)    14,002
and Chief Financial      1997   150,883    75,200(8)         --            --           13,000           70,271(13)    11,930
Officer; Treasurer

---------------

(1) For fiscal years 1997 and 1998 amounts shown represent compensation provided by GenCorp. For fiscal year 1999 amounts shown represent compensation provided by GenCorp until October 1, 1999 and compensation provided by the Company after that time.

(2) For fiscal years 1997, 1998 and 1999 amounts shown represent stock options granted by GenCorp. See the table entitled Option/SAR Grants in Last Fiscal Year below.

(3) For fiscal years 1997 and 1998 amounts shown represent compensation provided by GenCorp. For fiscal year 1999 amounts shown represent compensation paid by the Company. Amounts shown for 1999 include amounts attributable to the 1997-1999 performance period and special payments attributable to the 1998-2000 and 1999-2001 performance periods. See footnote (11).

(4) Amounts accrued as dividend and interest earnings on prior years' awards under GenCorp's Stock Incentive Compensation Plan. Dividends declared on GenCorp common stock credited to the executive's account in the trust fund were credited to the executive's account as an additional number of shares determined by dividing the aggregate amount of the dividend by the market value of common stock on the dividend date. The actual value of the shares of GenCorp common stock distributed was based upon the market value of GenCorp common stock at the payment date. Amounts accrued during 1999, and the number of shares of GenCorp common stock attributable thereto were:
      Mr. Zima, $1,296 or 64.810 shares and Mr. Hicks, $4,854 or 242.700 shares. The actual value and number of shares of GenCorp common stock distributed on September 17, 1999 were: Mr. Zima, $35,080 or 1,754 shares and Mr. Hicks, $61,420 or 3,071 shares. Messrs. Yasinsky, McMullen and Mass did not participate in the Plan.

(5) Company contributions to the executive's account in the GenCorp Retirement Savings Plan and the GenCorp/OMNOVA Solutions Joint Retirement Savings Plan and, where applicable, the amount credited to the executive's account in OMNOVA Solutions Benefits Restoration Plan, a nonfunded plan which restores to the individual's account amounts otherwise excluded due to limitations imposed by the Internal Revenue Code on contributions and includable compensation under qualified plans. Amounts credited during 1999 were: Mr. Yasinsky $68,625; Mr. McMullen $22,951; Mr. Mass $28,643;
      Mr. Zima $20,192; and Mr. Hicks $11,774.

(6) For fiscal 1999, annual bonuses were calculated based on actual performance up to the date of the Spin-off and budgeted performance from the date of the Spin-off through November 30, 1999.

(7) Elected officers received 20% of their net 1998 incentive bonuses in shares of GenCorp common stock (based upon the closing price on January 29, 1999 as reported on the NYSE) as follows: Mr. Yasinsky, 4,163 shares; Mr. McMullen, 1,146 shares; Mr. Mass, 1,416 shares; Mr. Zima, 991 shares; and Mr. Hicks, 307 shares.

(8) Elected officers received 20% of their net 1997 incentive bonuses in shares of GenCorp common stock (based upon the closing price on January 30, 1998 as reported in the NYSE) as follows: Mr. Yasinsky, 4,179 shares; Mr. McMullen, 837 shares; Mr. Mass, 1,349 shares; Mr. Zima, 2,344 shares; and Mr. Hicks, 2,178 shares.

(9) Cash allowance in lieu of a company provided automobile. Perquisites and other personal benefits provided to the other OMNOVA Solutions officers listed in the table during 1999, 1998 and 1997 did not exceed disclosure thresholds established by the Securities and Exchange Commission.

(10) Reimbursement for taxes payable in connection with relocation.

(11) Amounts paid for the 1997-1999, 1998-2000 and 1999-2001 performance periods under GenCorp's Long-Term Incentive Program. Amounts paid for the 1997-1999 performance period were determined as of the Spin-off based on actual performance up to the date of the Spin-off and planned or budgeted performance from the date of the Spin-off through November 30,1999. Amounts earned for this period were: Mr. Yasinsky, $651,244; Mr. Mass, $181,208; Mr. McMullen, $50,000; Mr. Zima, $50,000; and Mr. Hicks, $78,813. Amounts paid for the 1998-2000 and 1999-2001 performance periods were paid on a pro-rated basis. Amounts earned for these respective periods were: Mr. Yasinsky, $361,556 and $214,170; Mr. McMullen, $40,000 and $25,000; Mr.
     Mass, $102,360 and $60,990; Mr. Zima, $40,000 and $10,000; and Mr. Hicks,
     $47,600 and $35,123.

(12) Amounts paid for the 1996-1998 performance period under GenCorp's Long-Term Incentive Program. The net amount, after tax withholding, was paid in shares of GenCorp common stock based upon the January 29, 1999 closing price on the NYSE.

(13) Amounts paid for the 1995-1997 performance period under GenCorp's Long-Term Incentive Program. The net amount, after tax withholding, was paid in shares of GenCorp common stock based upon the January 30, 1998 closing price on the NYSE. Messrs. McMullen and Mass did not participate during the 1995-1997 performance period.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                 INDIVIDUAL GRANTS
                          -------------------------------
                           NUMBER OF                                                        POTENTIAL REALIZABLE VALUE AT
                           SECURITIES    PERCENT OF TOTAL                                 ASSUMED ANNUAL RATE OF STOCK PRICE
                           UNDERLYING      OPTIONS/SARS                                      APPRECIATION FOR OPTION TERM
                          OPTIONS/SARS      GRANTED TO       EXERCISE OR                          (TEN YEARS) (3)(4)
                            GRANTED        EMPLOYEES IN      BASE PRICE     EXPIRATION   ------------------------------------
          NAME               (#)(1)        FISCAL YEAR      ($/SHARE)(2)       DATE      0% ($)     5% ($)         10% ($)
          ----            ------------   ----------------   -------------   ----------   ------   -----------   -------------
John B. Yasinsky(5).....     110,000           11.39          $17.8125        3-30-09      0        1,232,240       3,122,739
Kevin M. McMullen(6)....      25,000            2.59           17.8125        3-30-09      0          280,055         709,713
Nathaniel J. Mass(7)....      30,000            3.11           17.8125        3-30-09      0          336,066         851,656
Marvin W. Zima(8).......      25,000            2.59           17.8125        3-30-09      0          280,055         709,713
Michael E. Hicks(9).....      20,000            2.07           17.8125        3-30-09      0          224,044         567,771
All Shareholders(10)....         N/A         N/A               N/A             N/A         0      468,324,741   1,186,826,843

---------------

 (1) Non-qualified stock options granted pursuant to the GenCorp Inc. 1997 Stock Option Plan ("Plan") for the number of shares of GenCorp common stock indicated. No stock appreciation rights were granted in 1999. Options become exercisable in 25% increments on September 27, 1999 and March 30, 2000, 2001 and 2002, respectively.

 (2) Exercise price equals the closing market price of GenCorp common stock on the date of grant on the NYSE.

 (3) The 0%, 5% and 10% appreciation over 10 years' option valuation methods assumes a stock price of $17.8125, $29.0147 and $46.2010, respectively, at March 30, 2009.

 (4) The potential realizable values are shown in the table in conformity with Securities and Exchange Commission regulations, and are not intended to forecast possible future appreciation. The Company is not aware of any formula which will predict with reasonable accuracy the future appreciation of equity securities. No benefit can be realized by optionees without an appreciation in stock price, which will benefit all shareholders commensurately.

 (5) At the time of the Spin-off these options were converted into 37,370 exercisable OMNOVA Solutions options with an exercise price of $8.41; 18,685 exercisable GenCorp options with an exercise price of $9.40; and 174,706 unexercisable OMNOVA Solutions options with an exercise price of $8.41.

 (6) At the time of the Spin-off these options were converted into 6,250 exercisable OMNOVA Solutions options at an exercise price of $8.41; 6,250 exercisable GenCorp options at an exercise price of $9.40; and 39,706 unexercisable OMNOVA Solutions options at an exercise price of $8.41.

 (7) At the time of the Spin-off these options were converted into 7,500 exercisable OMNOVA Solutions options at an exercise price of $8.41; 7,500 exercisable GenCorp options at an exercise price of $9.40; and 47,647 unexercisable OMNOVA Solutions options at an exercise price of $8.41.

 (8) At the time of the Spin-off these options were converted into 6,250 exercisable OMNOVA Solutions options at an exercise price of $8.41; 6,250 exercisable GenCorp options at an exercise price of $9.40; and 39,706 unexercisable OMNOVA Solutions options at an exercise price of $8.41.

 (9) At the time of the Spin-off these options were covered into 5,000 exercisable OMNOVA Solutions options at an exercise price of $8.41; 5,000 exercisable GenCorp options at an exercise price of $9.40; and 31,765 unexercisable OMNOVA Solutions options at an exercise price of $8.41.

(10) Assumes 41,806,551 shares of GenCorp common stock outstanding on November 30, 1999.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                         NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS/SARS AT     IN-THE-MONEY OPTIONS/SARS AT
                                                             FISCAL YEAR END (#)(1)           FISCAL YEAR END ($)(2)
                                                         -------------------------------   -----------------------------
                         NAME                            EXERCISABLE       UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
                         ----                            -----------       -------------   -----------     -------------
John B. Yasinsky.......................................     756,378           317,647        191,669                0
Kevin M. McMullen......................................     110,000            74,117              0                0
Nathaniel J. Mass......................................     115,000            88,941              0                0
Marvin W. Zima.........................................      29,750            66,176          5,625                0
Michael E. Hicks.......................................      29,550            43,941          6,563                0

---------------
(1) No SARS have been issued under the Plan. No stock options were exercised by the executive officers listed in the table during fiscal 1999.

(2) In addition, at fiscal year end, the named executive officers held exercisable GenCorp options covering the following number of shares with the indicated value: Mr. Yasinsky, 351,719 options valued at $996,065; Mr. McMullen, 110,000 options valued at $292,805; Mr. Mass, 115,000 options valued at $252,510; Mr. Zima, 29,750 options valued at $48,700; and Mr. Hicks, 29,550 options valued at $67,569.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                                 ESTIMATED FUTURE
                                                                                PAYOUTS UNDER NON-
                                                                                STOCK PRICE-BASED
                                                                                  PLANS (2) (3)
                                    NUMBER OF SHARES,      PERFORMANCE OR      --------------------
                                        UNITS OR         OTHER PERIOD UNTIL    THRESHOLD    TARGET    MAXIMUM
              NAMES                   OTHER RIGHTS      MATURATION OR PAYOUT      ($)        ($)        ($)
              -----                 -----------------   --------------------   ---------   --------   --------
John B. Yasinsky..................         (1)                 3 Years          224,375     448,750    897,500
Kevin M. McMullen.................         (1)                 3 Years           49,583      99,167    198,333
Nathaniel J. Mass.................         (1)                 3 Years           63,333     126,667    253,333
Marvin W. Zima....................         (1)                 3 Years           30,617      61,233    122,467
Michael E. Hicks..................         (1)                 3 Years           23,520      47,040     94,080

---------------
(1) Indicates awards under the GenCorp Inc. Long-Term Incentive Program ("Program") pursuant to which key employees designated by the Organization & Compensation Committee of the GenCorp Board could receive incentive payments equal to specified percentages of average annual compensation (salary and bonus paid under GenCorp's Executive Incentive Compensation Program) upon attainment of specified threshold, target or maximum levels of financial performance ("performance goals") over a three-year performance period. For the 1999-2001 performance period, threshold, target and maximum performance goals for corporate officers were designated percentages of corporate return on assets employed and earnings per share growth, and for business unit presidents, designated percentages of corporate and business unit return on assets employed and operating profit growth for their respective business units. No payments were to be made under the Program if financial performance for the performance period fell below threshold levels. In connection with the Spin-off, payments for the 1999-2001 performance period were paid on a pro-rated basis. See footnote 11 to the table entitled Summary Compensation Table above.

(2) Percentages of average annual compensation (determined for the three-year performance period) payable to participants upon attainment of performance goals for the 1999-2001 performance period were as follows:

                                                            THRESHOLD    TARGET    MAXIMUM
                                                            ---------   --------   --------
Chairman and CEO..........................................       15%         30%        60%
Senior Vice Presidents/Other Corporate Officers...........       10%         20%        40%
Business Unit Presidents..................................       10%         20%        40%

---------------
(3) For purposes of the table above, estimated future payouts were calculated on the basis of the participant's 1999 fiscal year salary and bonus shown in the Summary Compensation Table above.

                                  PENSION BENEFITS

  OMNOVA Solutions' salaried pension plan includes several formulas for the determination of benefits and requires that the formula providing the highest benefit be utilized to determine an individual employee's actual benefit. Benefits for Messrs. McMullen, Mass, Zima and Hicks have been determined pursuant to a formula which utilizes 60 month average compensation for the 60 months of service prior to December 1, 2000 and a career average formula for service from December 1, 2000 to normal retirement. The benefit for Mr. Yasinsky has been determined pursuant to the terms of his employment agreement. The Company's pension plan provides credit for years of service with GenCorp. Estimated benefits are shown below because the required calculations do not lend themselves to a typical pension plan table where benefits can be determined by the reader solely upon the basis of years of service and final compensation.

                                                           APPROXIMATE            ESTIMATED
                                                        YEARS OF CREDITED      ANNUAL BENEFITS
                                                           SERVICE AT             PAYABLE AT
                         NAME                           NORMAL RETIREMENT    NORMAL RETIREMENT(1)
                         ----                           -----------------    --------------------
John B. Yasinsky(2)...................................         41                  $871,194
Kevin M. McMullen.....................................         29                   278,483
Nathaniel J. Mass.....................................         19                   228,117
Marvin W. Zima(3).....................................         16                    79,532
Michael E. Hicks......................................         45                   183,035

---------------

(1) Retirement benefits shown in the table for Messrs. McMullen, Mass, Zima and Hicks were calculated pursuant to the terms of the Pension Plan for Salaried Employees of OMNOVA Solutions Inc. (the "OMNOVA Pension Plan"). There is no offset for Social Security payments. Mr. Yasinsky's retirement benefit has been determined pursuant to the supplemental pension provisions of his employment agreement described under " -- Employment Contracts and Termination of Employment and Change in Control Arrangements."

    The benefits shown are estimated and have not been adjusted for any survivor option. Each estimated benefit is based upon the assumption that the executive will remain an employee until age 65 at a rate of compensation equivalent to that in effect on December 1, 1999 and that the pension plan under which the estimated benefit is calculated will remain unchanged.

    Benefits for Messrs. McMullen, Mass, Zima and Hicks have been determined by a formula which provides for a benefit (A) for years of service prior to December 1, 2000 of (1) 1.125% of 60 month average compensation ("average compensation") up to the average Social Security wage base ("ASSWB") plus 1.5% of average compensation in excess of the ASSWB multiplied by the total of such years of service up to 35 years and (2) 1.5% of average compensation multiplied by the total years of service in excess of 35 years, and (B) for each year of service after December 1, 2000 (1) prior to attainment of 35 years of service, 1.625% of annual compensation up to the ASSWB plus 2.0% of annual compensation in excess of the ASSWB, and (2) after attainment of 35 years of service, 2.0% of annual compensation.

    The benefits shown in the table have not been reduced to reflect either (1) the limitation on includable compensation or the overall benefit limitation imposed on pension plans qualified under Section 401(a) of the Code, or (2) a plan's own exclusions from includable compensation, since the amount of any of those reductions will be restored to the individual pursuant to the terms of OMNOVA Solutions' Benefits Restoration Plan, a nonfunded plan with benefits payable out of the general assets of OMNOVA Solutions.

(2) Mr. Yasinsky's benefit is the product of (1) total years of service (including 30 years credited upon Mr. Yasinsky's employment with GenCorp, plus additional years accrued as an employee with OMNOVA Solutions until age
    65), (2) 1.47%, and (3) the average of his highest 60 consecutive months of compensation (salary and incentive bonus only) during the ten years preceding retirement. Under the terms of Mr. Yasinsky's employment agreement, amounts determined pursuant to the foregoing formula will be paid out of OMNOVA Solutions' funds and will be offset by any payments made from the OMNOVA Pension Plan and the pension plan of his prior employers.

(3) Mr. Zima's projected service and pension benefit at normal retirement age reflects his election to participate in the 1999 Voluntary Enhanced Retirement Program under the Pension Plan for Salaried Employees of GenCorp Inc. and thereafter incorporated into the OMNOVA Plan.

                            ------------------------

COMPENSATION OF DIRECTORS

  Each nonemployee director receives a retainer of $24,000 per year and an attendance fee of $1,000 for each Board and Committee meeting attended. Nonemployee directors who serve as Chairman of a Committee of the Board receive an annual fee of $2,000 in consideration of such service.

  Nonemployee directors may elect annually to defer all or a percentage of their retainer, any committee Chairman's fee and meeting attendance fees pursuant to a deferred compensation plan for nonemployee directors. The plan is unfunded, and deferred amounts are credited, at the election of the director, with phantom shares in the OMNOVA Solutions stock fund, an S&P 500 index fund, or a cash deposit program. Deferred amounts and earnings are payable after termination of OMNOVA Solutions Board service in either a lump sum or installments as elected by the director.

  During fiscal 1999, each nonemployee director received 250 restricted shares of common stock. Dividends on restricted shares are automatically reinvested through the Company's dividend reinvestment program unless a director chooses otherwise. All shares may be voted, but ownership may not be transferred until service on the OMNOVA Solutions Board terminates. Restricted shares generally vest two years after the date of grant. Unvested shares will be forfeited in the event of a voluntary resignation or refusal to stand for reelection, but vesting will be accelerated in the event of death, disability or retirement pursuant to the Company's retirement plan for nonemployee directors described below or upon the occurrence of a change in control or announcement of a tender or exchange offer which would result in a person holding beneficial ownership of 30% or more of the outstanding OMNOVA Solutions common stock.

  Nonemployee directors are eligible for stock option grants and restricted stock awards under the OMNOVA Solutions 1999 Equity and Performance Incentive Plan.

  Each nonemployee director who terminates his or her service on the Board after at least sixty months of service (including service on the GenCorp Board) will receive an annual retirement benefit equal to the retainer in effect on the date the director's service terminates, payable in monthly installments, until the number of monthly payments made equals the lesser of (a) the individual's months of service as a director, or (b) 120 monthly payments. In the event of death prior to payment of the applicable number of installments, the aggregate amount of unpaid monthly installments will be paid, in a lump sum, to the retired director's surviving spouse or other designated beneficiary, if any, or to the retired director's estate.

  Under the Board's retirement policy, a director's term of office normally expires at the annual meeting following his or her seventieth birthday regardless of the term of the class for which such director was last elected. Under special circumstances, however, the Board may waive immediate compliance and request that a director postpone his or her retirement until a later date.

  Directors who are also employees of the Company are not compensated separately for serving on the Board and are not paid a retainer or additional compensation for attendance at Board or committee meetings.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

  At the time of the Spin-off, OMNOVA Solutions assumed or replaced, with appropriate modification, the employment contracts, termination of employment and change-in-control arrangements discussed below.

  If the directors remove Mr. Yasinsky from the position of Chairman and CEO prior to age 65 for any reason other than for "cause" as defined in his October 18, 1993 employment agreement, Mr. Yasinsky may elect to terminate his employment and receive (a) a termination payment equal to two times the sum of
(i) his annual base salary at the time of termination and (ii) his incentive bonus for the last completed fiscal year preceding termination, and (b) a supplemental pension determined as described in footnote (2) on page 15. The agreement also provides that Mr. Yasinsky will participate in the Company's Pension Plan, and that his supplemental pension will be offset by the amount of any pension payment made from the Company's Pension Plan and any pension payment received from his former employers. The normal form of payment of the supplemental pension will be a 50% or 100% joint and survivor annuity, unless Mr. Yasinsky elects a lump-sum payment. If elected, the amount of any lump-sum payment will be calculated using the then-current interest rate for 30-year Treasury securities, as approved by the Company's Board for the calculation of lump-sum payments under all Company benefit plans and deferred compensation arrangements. In the event of death prior to electing a payment option, the supplemental pension will be paid to Mr. Yasinsky's surviving spouse for her life, calculated as if he had attained age 62, retired, and elected a joint and 100% survivor annuity. In the event of disability prior to age 62, the Company will pay Mr. Yasinsky an amount equal to 60% of his base monthly salary (offset for payments received under Social Security) until eligible for supplemental pension benefits at age 62.

  Mr. Nathaniel J. Mass' May 13, 1996 employment agreement provides that if Mr. Mass' employment is terminated by the Company, for reasons other than for cause or due to disability or mandatory retirement, he will be eligible to receive separation pay in the form of (a) continuing base salary at the rate in effect on the date of termination and (b) continuing bonus payments, each in the annualized amount of his last bonus payment preceding the date of termination, for a period not to exceed the shortest of (i) two years from the date of termination, or (ii) until he obtains comparable employment.

  Mr. Kevin McMullen's July 16, 1996 employment agreement provides that if Mr. McMullen's employment is terminated by the Company other than for cause, disability or retirement, he will be eligible for continuation of his base salary in effect at termination for a period not to exceed the shorter of (i) eighteen months or (ii) until he obtains comparable employment.

  The 1999 GenCorp Key Employee Retention Plan provided for payment of up to two annual cash retention payments to eligible employees who satisfactorily continue their employment with GenCorp or OMNOVA Solutions, attain specific performance objectives (including completion of the Spin-off) and meet all plan requirements. Five key OMNOVA employees received Key Employee Retention Letter Agreements pursuant to the plan, providing for individual total retention payments ranging from $75,000 to $800,000. Pursuant to the plan, the following payments may be made to the following named executive officers at the end of the first and second years, respectively: Mr. Yasinsky, $200,000 and $600,000; Mr. McMullen, $150,000 and $150,000; Mr. Mass, $150,000 and $150,000; Mr. Zima,
$150,000 and $150,000; and Mr. Hicks, $75,000 and $75,000.

  At the time of the Spin-off, the Company also replaced then-current severance agreements with appropriate modifications and entered into severance agreements with elected OMNOVA officers who were not then parties to such agreements. Eight agreements are in place, including agreements with each of the executive officers listed in the Summary Compensation Table on page 9. The severance agreements provide for a severance payment in an amount equal to the officer's base salary plus bonus (as defined in the agreement) multiplied by a factor of 3 in the case of the Chief Executive Officer or a Senior Vice President, or by a factor of 2 for other covered officers, if within three years after a change-in-control (as such term is defined in the agreements), the officer's employment is terminated (i) by the Company for any reason other than death, disability or cause, or (ii) by the officer following the occurrence of one or more adverse events enumerated in the agreement. The agreements provide for payment of performance awards under the Long-Term Incentive Program, continuation of health and life benefits for 24 or 36 months, as appropriate, vesting of accrued retirement benefits, payment of the amount required to cover excise taxes, if any, financial counseling, outplacement and accounting fees and costs of legal representation if required to enforce the agreement. Agreements for Messrs. Yasinsky and Mass each include a requirement that any amount which may become payable under the severance agreement be offset by any amount which may be paid under the individual executive's employment agreement as a result of termination of employment due to a change-in-control. Mr. Yasinsky's agreement also provides that he may terminate his employment for any reason, or without reason, during the 30-day period immediately following the date six months after the occurrence of a change-in-control, with the right to severance compensation under his agreement. The severance agreements renew annually unless terminated pursuant to their provisions.

ORGANIZATION & COMPENSATION COMMITTEE FUNCTION

  The Organization & Compensation Committee ("Committee") advises and recommends to the Board of Directors the total compensation of the Chairman of the Board and Chief Executive Officer. In addition, the Committee, with the counsel of the Chief Executive Officer, considers and establishes base pay and incentive bonuses for the executive officers of the Company elected by the Board (other than the Chairman of the Board and Chief Executive Officer). The base pay and incentive bonuses of the principal executives of the Company are subject to ratification by the Committee.

  The Committee also administers the Company's long-term incentive and deferred compensation programs and makes recommendations to the directors concerning such programs. Further information regarding the functions of the Organization & Compensation Committee appears on page 7.

ORGANIZATION & COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Committee is composed entirely of nonemployee directors. Current Committee members are Charles A. Corry, Committee Chairman, Edward P. Campbell, David A. Daberko, Diane E. McGarry and Steven W. Percy. All nonemployee directors participate in decisions regarding the compensation of the Chairman and Chief Executive Officer. Due to the unique situation presented by the Spin-off, the Organization & Compensation Committee of the GenCorp Board of Directors, the nonemployee directors of the GenCorp Board of Directors and the Organization & Compensation Committee of the OMNOVA Board of Directors (post Spin-off) each participated in decisions regarding Mr. Yasinsky's 1999 compensation. Participating nonemployee GenCorp Directors included: Edward P. Campbell, J. Gary Cooper, Charles A. Corry, William K. Hall, Diane E. McGarry, James M. Osterhoff, Steven W. Percy and R. Byron Pipes. Participating OMNOVA Organization & Compensation Committee members included: Charles A. Corry, Edward P. Campbell, Diane E. McGarry and Steven W. Percy.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

  The Committee desires to provide an executive compensation program which allows for the effective recruitment, retention and motivation of highly qualified individuals who are key to the Company's current and future success. The Committee believes the Company's executive compensation program is designed to: create and reinforce a strategic alignment among the vision, goals and priorities of the Company; promote the interests of OMNOVA Solutions' shareholders; respond to, and differentiate, both individual responsibilities and performance; properly balance the focus on both short and long-term Company performance; allow the Company to respond to changes for similar positions in the competitive marketplace; and prudently administer the fiscal resources of the organization. In the application of this philosophy, the Committee recognizes the need to attract and retain individuals who, by their actions, will add to shareholder value and will become personally accountable for the overall success of the business.

EXECUTIVE COMPENSATION STRUCTURE

  Executive compensation at OMNOVA Solutions consists of four components--base pay, an annual incentive bonus, stock options and an opportunity to participate in the Long-Term Incentive Program. Each of these components is intended to meet a different objective. They are combined to focus the individual executive on high levels of sustained performance directed at key organizational objectives. A degree of risk/reward potential has been built into the compensation program to provide adequate motivation to achieve superior results.

  Compensation levels for executives vary depending on the scope of their individual responsibilities, as well as on the degree of individual performance and achievement.

ANNUAL COMPENSATION

  Annual compensation consists of two components: base pay and incentive bonus. Each year the Committee reviews historical information and analyses of current executive compensation trends and practices. Information for these analyses is derived from several national executive compensation surveys.

  The data selected from these surveys is representative of organizations which are similar to the Company in sales volume and business focus. The 50th percentile of compensation survey data is used as a reference point in combination with actual performance in establishing competitive compensation levels within the Company.

BASE PAY

  The level of base pay for the reported executives is established relative to the 50th percentile of competitive pay levels for comparable positions at similar organizations. Each executive position is reviewed against this standard, with consideration given to performance and experience. These factors are incorporated into a determination regarding the level at which to set, and the amount by which to change, any executive's base pay. No specific weighting is applied to these factors. Rather, the collective judgment of the Committee members is utilized in establishing the appropriate level of base pay for the following year.

ANNUAL INCENTIVE BONUSES

  The primary purpose of the Company's Executive Incentive Compensation Program is to reward executives for achievement of specific objectives in three primary areas of responsibility: financial performance, continuous improvement (operational objectives applicable to the Company's business units) and special objectives (specific to the individual). Incentive bonus amounts are intended to vary in a consistent and predictable manner with the financial and operational performance of the Company and its various business units, as well as with the performance of the individual executive.

  Executives in positions which have significant scope, authority and impact on the Company's performance may be considered for participation. The executive officers listed in the Summary Compensation Table on page 9 all participate in the program.

  Annually, financial performance objectives for the consolidated Company and each business unit are derived from stretch target goals established in the annual operating plan (AOP). Continuous improvement objectives for operations executives of the business units are derived from the AOP, and are based upon a comparison to the results of the prior year.

  Special objectives are activities that should be accomplished during the year to achieve results which may be outside of the direct measurements associated with financial performance and continuous improvement, yet are of significant value to overall Company performance. Typically special objectives relate to projects which will impact other measures or strategic actions that will benefit the Company over an extended period of time. Two or more individuals may share a special objective where mutual effort is required for its accomplishment.

  Each participating executive has a maximum incentive opportunity expressed as a percentage of annual base pay. The level of this incentive opportunity has been set after a review of prevailing incentive opportunities for similar executive positions at similar organizations. These opportunities vary depending on the anticipated level of potential contribution for a particular position.

  The three performance categories, financial performance, continuous improvement, and special objectives, will be taken into account, as appropriate, in determining an incentive bonus award. The three performance categories will be weighted in importance, and will total 100% of the incentive opportunity. This weighting may be adjusted in any year to allow management flexibility in focusing the executive on critical achievement areas.

  At the end of each fiscal year, management will evaluate each executive for each of the applicable performance categories, and will recommend to the Committee a bonus commensurate with the performance achieved. The financial performance category will yield no bonus if the threshold level of return on assets employed (ROAE) for the fiscal year has not been achieved. For continuous improvement in operations, no credit will be given for any item which has results that show no improvement from the prior year's performance. Bonus payments for fiscal 1999 were calculated as described in note (6) to the section entitled Summary Compensation Table.

  These performance evaluations, with appropriate discretionary adjustments, form the basis for management's recommendations to the Committee. Incentive bonuses for fiscal 1999 were paid in cash.

LONG-TERM INCENTIVE PROGRAM

  The Long-Term Incentive Program has limited executive participation that includes the executive officers listed in the Summary Compensation Table on page
9. The purpose of the program is to motivate executives to achieve sustained improvement in predetermined performance objectives over a three-year period. The nonemployee directors set specific threshold, target, and maximum achievement levels for each three-year performance period after reviewing the strategic business plans of the Company. In light of the Spin-off, "close-out" calculations were performed for the previous GenCorp programs (1997-1999; 1998-2000 and 1999-2001) based on September 1999 year-to-date actual results and October/November budgeted performance and the payments were made in cash. To commence OMNOVA Long-Term Incentive Programs, one-year, two-year and three-year performance periods have been established for the 2000, 2000-2001 and 2000-2002 simultaneous performance periods. Upon recommendation of the Committee, the nonemployee directors have adopted earnings per share (EPS) growth as the performance measure for corporate participants. Potential earnings for a full three-year performance period for the executives listed in the Summary Compensation Table on page 9 range from 10% to 60% of average annual cash compensation. For the one-year and two-year performance periods discussed above, payments will be adjusted accordingly. The net value (after tax withholding) of any performance awards earned by participants are expected to be paid in shares of OMNOVA Common Stock. Additional data concerning the previous GenCorp Program and the percentages of compensation payable upon attainment of performance goals which will continue in effect for the OMNOVA Program can be found in the footnotes to the Long-Term Incentive Plans--Awards Table beginning on page 12.

STOCK OPTIONS

  The Company's philosophy is to consider the interests of shareholders in the payment of executive compensation, and specifically, to link the interests of executives to the interests of shareholders. Stock options help accomplish this goal and are an important component of overall compensation. In 1999 stock options were granted to executives in positions that have the ability to significantly impact the Company's performance. The size of these grants was determined by following competitive norms based on the current practice of a broad base of companies with comparable revenues.

ORGANIZATION & COMPENSATION COMMITTEE POLICY WITH REGARD TO DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  Section 162(m) of the Internal Revenue Code imposes limits on the deductibility of certain compensation in excess of $1 million paid to the Chief Executive Officer and other named executive officers of public companies. The Committee has reviewed the regulations and believes that the current compensation program and policies are appropriate. The Company's executive compensation program contains several elements, each of which are intended to support organizational goals and priorities. Factors taken into consideration in setting compensation targets and determining actual distribution of awards include: prevailing pay practices for comparable organizations, performance of individuals as well as business units and the Company, expansion of responsibilities, and potential for future contributions.

  In those years when performance is exceptional, it is possible under the current compensation program for one or more officers to surpass the $1 million threshold. At this time the Committee does not believe that accommodating the IRS regulations will produce material benefits or increases in shareholder value. However, the Committee intends to review this issue regularly and may change its position in future years.

By: The Organization & Compensation Committee of the Board of Directors:
     Charles A. Corry, Chairman
     Edward P. Campbell
     David A. Daberko
     Diane E. McGarry
     Steven W. Percy

CEO COMPENSATION

  As with others who participated in the former GenCorp Executive Incentive Compensation Program for the majority of 1999 and now participate in the OMNOVA Solutions Executive Incentive Compensation Program, Mr. Yasinsky's compensation for the past year is based on performance against stated objectives, considering actual GenCorp performance through September 1999 and, following the October 1, 1999 Spin-off, budgeted performance for October and November.

  At its meeting on January 28, 1999, the GenCorp Organization & Compensation Committee (the "GenCorp Committee") reviewed Mr. Yasinsky's compensation history and comparable CEO annual cash compensation data available from several national executive compensation survey sources, including the Towers Perrin Executive Compensation Data Base and Hewitt Associates Project 777, Management Compensation Services study. Based on the foregoing information and the recognition that Mr. Yasinsky's performance was meeting expectations by providing effective operational and strategic leadership and driving initiatives intended to position GenCorp for long-term growth and increased shareholder value, the Committee recommended to the nonemployee directors that base pay for Mr. Yasinsky be increased 4.3% to $730,000 for 1999.

  At its March 1999 meeting, the GenCorp Board granted Mr. Yasinsky an option to purchase 110,000 shares of GenCorp Common Stock. This grant was based on consideration of his continued strong performance, including strategic initiatives put in place to achieve operational excellence and value creating growth, including the planned Spin-off, and the competitive status of his total long-term compensation compared with CEOs of comparable companies.

  The incentive bonus for Mr. Yasinsky was determined as discussed above pursuant to the Executive Incentive Compensation program discussed beginning on page 19. For 1999, CEO performance was evaluated in three categories: financial performance versus stretch objectives for sales, operating profit, ROAE and cash flow; a special objective focused on successfully completing the Spin-off; and CEO leadership in six specific categories. At its last meeting before the Spin-off in September 1999, the GenCorp Committee considered management's written evaluation regarding year-to-date performance against corporate financial objectives and Mr. Yasinsky's special objective to successfully achieve the planned Spin-off. The Committee also evaluated Mr. Yasinsky's leadership performance in the six key areas. Following completion of the Spin-off and considering actual GenCorp financial performance up to the date of the Spin-off, and budgeted performance for the two months remaining in the fiscal year, the OMNOVA Solutions Organization & Compensation Committee Chairman, in consultation with the new GenCorp Organization & Compensation Committee Chairman, adjusted evaluations as necessary and approved Mr. Yasinsky's incentive bonus.

  The Committees concluded that Mr. Yasinsky's performance against specific leadership criteria was excellent, his performance against specific success criteria in achieving the Spin-off was also excellent, and they continue to be very pleased with his overall performance. Utilizing the specific formula and considering other terms of the Program, the Committee recommended to the nonemployee directors that Mr. Yasinsky receive a 1999 incentive bonus of $675,000.

  In addition to stock options as described above, Mr. Yasinsky's long-term compensation included an opportunity for payment under the GenCorp Long-Term Incentive Program. As described earlier and necessitated by the Spin-off, the 1998-2000 and 1999-2001 GenCorp plans were terminated at the time of the Spin-off, and actual performance against ROAE targets was evaluated and used to calculate pro rata awards for these two plan periods, which totaled $575,726. This award was paid by OMNOVA Solutions in November 1999. Similarly, performance against the ROAE targets for the 1997-1999 plan resulted in an award of $651,200 for Mr. Yasinsky, which was paid by OMNOVA Solutions in January 2000 pursuant to the terms of the Spin-off. As with the annual incentive awards, these awards were approved by the GenCorp Committee on September 9, 1999, for recommendation to the nonemployee GenCorp directors who approved the awards on September 10, 1999. Following the Spin-off, the Chairmen of both the GenCorp and OMNOVA Solutions Organization & Compensation Committees, as directed by the GenCorp Board of Directors prior to the Spin-off, again reviewed the basis of the awards and granted final approval.

  The foregoing recommendations for Mr. Yasinsky were approved by the nonemployee directors then constituting the Board of GenCorp and, following the Spin-off, OMNOVA Solutions, including:

   Charles A. Corry
   Edward P. Campbell
   Diane E. McGarry
   Steven W. Percy

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return, assuming reinvestment of dividends, of the Company's Common Stock beginning on October 1, 1999 (the date "regular way" trading of the Company's Common Stock began) with the cumulative total return, assuming reinvestment of dividends, of Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's Manufacturing (Diversified) Index. Prior to that date, the Company's Common Stock was not publicly traded.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG OMNOVA SOLUTIONS, S&P 500 INDEX, AND S&P MANUFACTURING (DIVERSIFIED) INDEX

                                    [GRAPH]

                                                                 CUMULATIVE TOTAL RETURN
                                                             --------------------------------
                                                             10/1/99     10/31/99    11/30/99
                                                             -------     --------    --------
OMNOVA SOLUTIONS INC.                                        $100.00     $ 82.35     $ 74.43
S&P 500                                                      $100.00     $106.33     $108.49
S&P MANUFACTURING (DIVERSIFIED)                              $100.00     $ 92.27     $ 92.71

SOURCE: STANDARD & POOR'S COMPUSTAT

                              CERTAIN TRANSACTIONS

  In connection with the Spin-off, GenCorp and the Company entered into a number of agreements. These agreements have been filed by the Company as exhibits to its Form 10-K.

DISTRIBUTION AGREEMENT

  GenCorp and OMNOVA Solutions entered into a distribution agreement providing for, among other things, corporate transactions required to effect the Spin-off and other arrangements between GenCorp and OMNOVA Solutions with respect to or in consequence of the Spin-off. The distribution agreement provided for, with certain exceptions, (1) the contribution of assets to OMNOVA Solutions by GenCorp, and (2) assumptions of liabilities and cross-indemnities designed principally to place financial responsibility for the liabilities of GenCorp and its subsidiaries other than OMNOVA Solutions with GenCorp and financial responsibilities for the liabilities to be assumed by OMNOVA Solutions with OMNOVA Solutions. Each of GenCorp and OMNOVA Solutions has sole responsibility for claims arising out of its respective activities after the Spin-off. Further, the distribution agreement provides that GenCorp and OMNOVA Solutions will not take any action to cause the Spin-off to be taxable to GenCorp or its shareholders, and that GenCorp and OMNOVA Solutions will indemnify each other for any adverse consequences incurred as a result of their breach of that obligation to the other and certain other events that cause the Spin-off to be taxable.

  The distribution agreement also provides that, except as otherwise set forth therein or in any other agreement, all costs or expenses incurred on or prior to the Spin-off in connection with the Spin-off will be charged to and paid by the party incurring the costs or expenses. Except as set forth in the distribution agreement or any related agreement, each party will bear its own costs and expenses incurred after the Spin-off.

TAX MATTERS AGREEMENT

  GenCorp and OMNOVA Solutions also entered into a tax matters agreement that provides, among other things, for the allocation of federal, state, local and foreign tax liabilities for periods prior to and including the Spin-off date. In general, the tax matters agreement provides that GenCorp is liable for taxes related to GenCorp and OMNOVA Solutions for all periods prior to the Spin-off. In addition, GenCorp is entitled to all refunds related to GenCorp and OMNOVA Solutions for all periods prior to the Spin-off. Though valid as between GenCorp and OMNOVA Solutions, the tax matters agreement is not binding on the IRS and does not affect the several liability of GenCorp and OMNOVA Solutions for all federal income taxes of the consolidated group of which they were a part prior to the Spin-off.

ALTERNATIVE DISPUTE RESOLUTION AGREEMENT

  GenCorp and OMNOVA Solutions entered into an alternative dispute resolution agreement establishing procedures for resolving disputes that may arise between them after the Spin-off. The alternative dispute resolution agreement provides for both mediation and arbitration, which would be the exclusive methods for resolution of most disputes between the parties that arise in connection with the Spin-off.

AGREEMENT ON EMPLOYEE MATTERS

  GenCorp and OMNOVA Solutions entered into an agreement on employee matters providing for the treatment of employee benefit matters and other compensation arrangements for former and current employees of OMNOVA Solutions and its subsidiaries. The agreement provided for the establishment of various OMNOVA Solutions benefit plans and the transfer of certain GenCorp plan assets to OMNOVA Solutions. The agreement also provided for the assumption by OMNOVA Solutions of health care and life insurance benefits for certain retired employees and obligations from certain unfunded deferred compensation obligations. Further, the agreement provided for the method of calculation or conversion and allocation of payment or performance responsibility for certain other benefits, such as outstanding stock options, annual bonuses, performance awards under GenCorp's Long-Term Incentive Compensation Plan and separation payments. Additional information with respect to the effects of this agreement on executive compensation for fiscal 1999 are set forth above starting with the section entitled Summary Compensation Table on page 9.

  For a transition period not to exceed two years after the Spin-off, certain benefit programs applicable to GenCorp employees and retirees will be administered under a transition services arrangement between GenCorp and OMNOVA Solutions. The purpose of this arrangement is to allow for an orderly transition of administrative responsibility for ongoing GenCorp benefit programs to administrative staffs of GenCorp and OMNOVA Solutions. In accordance with the transition services agreement, OMNOVA Solutions will reimburse GenCorp, and GenCorp will reimburse OMNOVA Solutions, for all direct and indirect costs incurred by each to provide these services on terms believed by OMNOVA Solutions to be commercially reasonable.

INTELLECTUAL PROPERTY

  In connection with the Spin-off, intellectual property, including patents, trademarks, copyrights, trade secrets and inventions used primarily by, or being developed primarily for, OMNOVA Solutions' businesses were transferred by GenCorp to OMNOVA Solutions. In addition, a license agreement was established, subject to the rights of the U.S. government, allowing OMNOVA Solutions to pursue commercialization of fluorinated oxetane technology and associated oxetane technology originally conceived by Aerojet (one of GenCorp's subsidiaries), in OMNOVA Solutions' areas of interest and allowing GenCorp to pursue the technology in its areas of interest.

TRANSITION SERVICES AGREEMENT

  GenCorp and OMNOVA Solutions also entered into a transition services agreement which provides for OMNOVA Solutions to continue to supply to GenCorp, for periods generally not to exceed two years and subject to conditions, transitional administrative services for certain GenCorp operations, including accounts receivable collections, payroll, real estate, shareholder services and data communications. OMNOVA Solutions is entitled to reimbursement for all direct and indirect costs of providing these transitional services on terms believed by OMNOVA Solutions to be commercially reasonable.

                      APPOINTMENT OF INDEPENDENT AUDITORS

  Upon recommendation of the Audit Committee, and subject to ratification by the shareholders at the March 29, 2000 Annual Meeting, the Board of Directors has appointed Ernst & Young LLP as independent auditors to examine the consolidated financial statements of the Company for the fiscal year ending November 30, 2000.

  If the Board's appointment is not ratified, or if Ernst & Young LLP declines to act or becomes incapable of action, or if their appointment is discontinued, the Board will appoint other independent auditors whose continued appointment after the next annual meeting of shareholders shall be subject to ratification by the shareholders.

  Ernst & Young LLP representatives are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and it is expected that they will respond to appropriate questions raised at the meeting.

  The persons named in the accompanying form of proxy intend to vote such proxies to ratify the appointment of Ernst & Young LLP unless a contrary choice is indicated.

  The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the company's independent auditors.

                                 OTHER BUSINESS

  The Company did not receive notice by December 14, 1999 that any shareholder intended to present a proposal at the meeting. Therefore, if any other matters do properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy pursuant to discretionary authority conferred thereby, to vote the proxy in accordance with their best judgment on such matters.

                              GENERAL INFORMATION

SUBMISSION OF SHAREHOLDER PROPOSALS

  Shareholders who intend to have their proposals considered for inclusion in the Company's proxy materials for presentation at the 2001 annual shareholders meeting must submit their proposals to the Company no later than October 21, 2000. The Company's Nominating & Corporate Governance Committee will consider shareholder suggestions for nominees for election to the Company's Board if such suggestions are in writing and are accompanied by the written consent of each such nominee and are mailed to the Nominating & Corporate Governance Committee, OMNOVA Solutions, Attention: Secretary, and received by the Secretary no later than December 20, 2000. Shareholders who intend to present a proposal at the 2001 annual meeting without inclusion of that proposal in the Company's proxy materials are required to provide notice of their proposal to the Company no later than December 20, 2000. The Company's proxy for the 2001 annual meeting will grant authority to the persons named to exercise their voting discretion with respect to any such proposal of which the Company does not receive notice by December 20, 2000. The Company's charter documents contain additional requirements for all shareholder proposals. All proposals for inclusion in the Company's proxy materials, notices of proposals, suggestions for nominees for election to the Company's Board and requests for copies of charter documents should be sent to OMNOVA Solutions, Attn: Secretary, 175 Ghent Road, Fairlawn, Ohio 44333.

SOLICITATION EXPENSE

  The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, the Company may solicit proxies by personal interview and telephone. The Company will reimburse brokers and other persons holding shares for others for their reasonable expenses in sending soliciting material to their principals. The Company has also made arrangements with Georgeson Shareholder Communications Inc., New York, NY, to assist in the solicitation of proxies for a fee of $8,500 plus reimbursement of normal expenses.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                            By Order of the Board of Directors,

                                            CYNTHIA A. SLACK, Secretary
February 18, 2000

OMNOVA SOLUTIONS INC.



John B. Yasinsky
Chairman and Chief Executive Officer

February 18, 2000

Dear Shareholder:

Enclosed are OMNOVA Solutions' 1999 Annual Report and 2000 Proxy Statement.
This is the first Annual Report for our new Company. As you know, GenCorp announced its intent to spin-off its Decorative & Building Products and Performance Chemicals businesses on December 17, 1998, as a separate, publicly traded company. After much hard work by our employees, the tax-free spin-off was completed October 1, 1999, and OMNOVA Solutions was born.

As our Annual Report reflects, 1999 was a year of good progress in responding to marketplace challenges and opportunities and positioning our businesses for sustained shareholder value creation.

The regular 2000 Annual Meeting will be held on March 29, 2000 at the Akron West Hilton Inn in Fairlawn, Ohio. Details are provided in the enclosed Proxy Statement.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please take time to complete and return the attached proxy card.

Sincerely,

/s/ John Yasinsky

John Yasinsky


                                                   PLEASE DETACH PROXY CARD HERE

------------------------------------------------------------------------------------------------------------------------------------
       ----
       ----

1. ELECTION OF DIRECTORS TO A    FOR all nominees  [ ]  WITHHOLD AUTHORITY    [ ] *EXCEPTIONS  [ ]
   THREE-YEAR TERM EXPIRING AT   listed below           to vote for all
   THE MARCH 2003 ANNUAL                                nominees listed below.
   MEETING.

   Nominees: Kevin M. McMullen, Dr. R. Byron Pipes and John B. Yasinsky
   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEES, MARK THE "EXCEPTIONS"
   BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).
   * EXCEPTIONS
                ------------------------------------------------------------------------------------------------------------------
2. TO RATIFY THE BOARD OF DIRECTORS' selection of      3. Upon matters incident to the conduct of
   Ernst & Young LLP  as the independent auditors         the meeting and such other business
   of the Company.                                        as may properly come before the meeting
                                                          or any adjournments thereof.

   FOR [ ]     AGAINST [ ]   ABSTAIN [ ]

                                                                           Change of Address and
                                                                           or Comments Mark Here   [ ]
                                                                                                              PLEASE DETACH HERE
                                                                                                              YOU MUST DETACH
                                                               Please sign exactly as name appears at         THIS PORTION OF
                                                               left. When shares are held by joint            THE PROXY CARD
                                                               tenants, both should sign. When signing        BEFORE RETURNING
                                                               as attorney, executor, administrator,          IT IN THE
                                                               trustee or guardian, give full title as such.  ENCLOSED ENVELOPE
                                                               If a corporation, sign in full corporate name
                                                               by President or other authorized officer. If
                                                               a partnership, sign in partnership name by
                                                               authorized person.

                                                               DATE                               ,  2000
                                                                   -------------------------------

                                                               -------------------------------------------
                                                                              Signature

                                                               -------------------------------------------
                                                                       Signature if held jointly



PLEASE SPECIFY CHOICES, SIGN, DATE AND RETURN IN               VOTES MUST BE INDICATED
THE ENCLOSED POSTAGE PAID ENVELOPE.                            (X) IN BLACK OR BLUE INK.

-------------------------------------------------------------------------------

                             OMNOVA SOLUTIONS INC.

                     175 GHENT ROAD - FAIRLAWN, OHIO 44333

PROXY FOR HOLDERS OF COMMON STOCK SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints JAMES C. LEMAY, CYNTHIA A. SLACK and MICHAEL E. HICKS, and each of them, his proxy, with power of substitution, to vote all shares of Common Stock of OMNOVA Solutions Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Akron West Hilton Inn, 3180 West Market Street, Fairlawn, Ohio 44333 on March 29, 2000, and at any adjournments thereof, and appoints the proxyholders to vote as directed below and in accordance with their judgement on matters incident to the conduct of the meeting and any matters of other business referred to in Item 3:

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES IN ITEM 1, FOR ITEM 2, AND IN ACCORDANCE WITH THE PROXYHOLDERS' JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY MATTERS OF OTHER BUSINESS REFERRED TO IN ITEM 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.


                                                 OMNOVA SOLUTIONS INC.
                                                 P.O. BOX 11104
                                                 NEW YORK, N.Y. 10203-0104



       (CONTINUED, AND TO BE SIGNED AND DATED ON THE OTHER SIDE.)

OMNOVA SOLUTIONS INC.



John B. Yasinsky
Chairman and Chief Executive Officer

February 18, 2000

Dear Shareholder:

Enclosed are OMNOVA Solutions' 1999 Annual Report and 2000 Proxy Statement.
This is the first Annual Report for our new Company. As you know, GenCorp announced its intent to spin-off its Decorative & Building Products and Performance Chemicals businesses on December 17, 1998, as a separate, publicly traded company. After much hard work by our employees, the tax-free spin-off was completed October 1, 1999, and OMNOVA Solutions was born.

As our Annual Report reflects, 1999 was a year of good progress in responding to marketplace challenges and opportunities and positioning our businesses for sustained shareholder value creation.

The regular 2000 Annual Meeting will be held on March 29, 2000 at the Akron West Hilton Inn in Fairlawn, Ohio. Details are provided in the enclosed Proxy Statement.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please take time to complete and return the attached proxy card.

Sincerely,

/s/ John Yasinsky

John Yasinsky


                                                   PLEASE DETACH PROXY CARD HERE

------------------------------------------------------------------------------------------------------------------------------------
       ----
       ----

1. ELECTION OF DIRECTORS TO A    FOR all nominees  [ ]  WITHHOLD AUTHORITY    [ ] *EXCEPTIONS  [ ]
   THREE-YEAR TERM EXPIRING AT   listed below           to vote for all
   THE MARCH 2003 ANNUAL                                nominees listed below.
   MEETING.

   Nominees: Kevin M. McMullen, Dr. R. Byron Pipes and John B. Yasinsky
   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEES, MARK THE "EXCEPTIONS"
   BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).
   * EXCEPTIONS
                ------------------------------------------------------------------------------------------------------------------
2. TO RATIFY THE BOARD OF DIRECTORS' selection of      3. Upon matters incident to the conduct of
   Ernst & Young LLP  as the independent auditors         the meeting and such other business
   of the Company.                                        as may properly come before the meeting
                                                          or any adjournments thereof.

   FOR [ ]     AGAINST [ ]   ABSTAIN [ ]

                                                                           Change of Address and
                                                                           or Comments Mark Here   [ ]
                                                                                                              PLEASE DETACH HERE
                                                                                                              YOU MUST DETACH
                                                               Please sign exactly as name appears at         THIS PORTION OF
                                                               left. When shares are held by joint            THE PROXY CARD
                                                               tenants, both should sign. When signing        BEFORE RETURNING
                                                               as attorney, executor, administrator,          IT IN THE
                                                               trustee or guardian, give full title as such.  ENCLOSED ENVELOPE
                                                               If a corporation, sign in full corporate name
                                                               by President or other authorized officer. If
                                                               a partnership, sign in partnership name by
                                                               authorized person.

                                                               DATE                               ,  2000
                                                                   -------------------------------

                                                               -------------------------------------------
                                                                              Signature

                                                               -------------------------------------------
                                                                       Signature if held jointly



PLEASE SPECIFY CHOICES, SIGN, DATE AND RETURN IN               VOTES MUST BE INDICATED
THE ENCLOSED POSTAGE PAID ENVELOPE.                            (X) IN BLACK OR BLUE INK.

-------------------------------------------------------------------------------

                        CONFIDENTIAL VOTING INSTRUCTIONS

   TO: ROYAL TRUST CORPORATION OF CANADA, TRUSTEE FOR THE GENCORP CANADA INC.
                                  SAVINGS PLAN

         I hereby authorize the Trustee to vote (or cause to be voted) all shares of Common Stock of OMNOVA solutions Inc. which may be allocated to my account in the OMNOVA Solutions Stock Fund of the GenCorp Canada Inc. Savings Plan at the Annual Meeting of Shareholders to be held at the Akron West Hilton Inn, 3180 West Market Street, Fairlawn, Ohio 44333 on March 29, 2000, and at any adjournments thereof, and direct the Trustee to vote as instructed below and in accordance with its judgment on matters incident to the conduct of the meeting and any matters of other business referred to in item 3:

  (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE PLAN PARTICIPANT. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES IN ITEM 1, FOR ITEM 2, AND IN ACCORDANCE WITH THE TRUSTEES' JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY MATTERS OF OTHER BUSINESS REFERRED TO IN ITEM 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.


                                                 OMNOVA SOLUTIONS INC.
                                                 P.O. BOX 11104
                                                 NEW YORK, N.Y. 10203-0104







(CONTINUED, AND TO BE SIGNED AND DATED ON THE OTHER SIDE.)

OMNOVA SOLUTIONS INC.



John B. Yasinsky
Chairman and Chief Executive Officer

February 18, 2000

Dear Shareholder:

Enclosed are OMNOVA Solutions' 1999 Annual Report and 2000 Proxy Statement.
This is the first Annual Report for our new Company. As you know, GenCorp announced its intent to spin-off its Decorative & Building Products and Performance Chemicals businesses on December 17, 1998, as a separate, publicly traded company. After much hard work by our employees, the tax-free spin-off was completed October 1, 1999, and OMNOVA Solutions was born.

As our Annual Report reflects, 1999 was a year of good progress in responding to marketplace challenges and opportunities and positioning our businesses for sustained shareholder value creation.

The regular 2000 Annual Meeting will be held on March 29, 2000 at the Akron West Hilton Inn in Fairlawn, Ohio. Details are provided in the enclosed Proxy Statement.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please take time to complete and return the attached proxy card.

Sincerely,

/s/ John Yasinsky

John Yasinsky


                                                   PLEASE DETACH PROXY CARD HERE

------------------------------------------------------------------------------------------------------------------------------------
       ----
       ----

1. ELECTION OF DIRECTORS TO A    FOR all nominees  [ ]  WITHHOLD AUTHORITY    [ ] *EXCEPTIONS  [ ]
   THREE-YEAR TERM EXPIRING AT   listed below           to vote for all
   THE MARCH 2003 ANNUAL                                nominees listed below.
   MEETING.

   Nominees: Kevin M. McMullen, Dr. R. Byron Pipes and John B. Yasinsky
   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS"
   BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).
   * EXCEPTIONS
                ------------------------------------------------------------------------------------------------------------------
2. TO RATIFY THE BOARD OF DIRECTORS' selection of      3. Upon matters incident to the conduct of
   Ernst & Young LLP  as the independent auditors         the meeting and such other business
   of the Company.                                        as may properly come before the meeting
                                                          or any adjournments thereof.

   FOR [ ]     AGAINST [ ]   ABSTAIN [ ]

                                                                           Change of Address and
                                                                           or Comments Mark Here   [ ]
                                                                                                              PLEASE DETACH HERE
                                                                                                              YOU MUST DETACH
                                                               Please sign exactly as name appears at         THIS PORTION OF
                                                               left. When shares are held by joint            THE PROXY CARD
                                                               tenants, both should sign. When signing        BEFORE RETURNING
                                                               as attorney, executor, administrator,          IT IN THE
                                                               trustee or guardian, give full title as such.  ENCLOSED ENVELOPE
                                                               If a corporation, sign in full corporate name
                                                               by President or other authorized officer. If
                                                               a partnership, sign in partnership name by
                                                               authorized person.

                                                               DATE                               ,  2000
                                                                   -------------------------------

                                                               -------------------------------------------
                                                                              Signature

                                                               -------------------------------------------
                                                                       Signature if held jointly



PLEASE SPECIFY CHOICES, SIGN, DATE AND RETURN IN               VOTES MUST BE INDICATED
THE ENCLOSED POSTAGE PAID ENVELOPE.                            (X) IN BLACK OR BLUE INK.

-------------------------------------------------------------------------------

                        CONFIDENTIAL VOTING INSTRUCTIONS

      TO: MELLON BANK, N.A. TRUSTEE FOR THE GENCORP/OMNOVA SOLUTIONS INC.
               JOINT RETIREMENT SAVINGS AND PROFIT SHARING PLANS

         I hereby authorize the Trustee to vote (or cause to be voted) all shares of Common Stock of OMNOVA Solutions Inc. which may be allocated to my account in the OMNOVA Solutions Stock Fund of the GenCorp/OMNOVA Solutions Joint Retirement Savings Plan and/or the GenCorp Profit Sharing Plan at the Annual Meeting of Shareholders to be held at the Akron West Hilton Inn, 3180 West Market Street, Fairlawn, Ohio 44333 on March 29, 2000, and at any adjournments thereof, and direct the Trustee to vote as instructed below and in accordance with its judgment on matters incident to the conduct of the meeting and any matters of other business referred to in Item 3:

(THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE PLAN PARTICIPANT. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES IN ITEM 1, FOR ITEM 2, AND IN ACCORDANCE WITH THE TRUSTEES' JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY MATTERS OF OTHER BUSINESS REFERRED TO IN ITEM 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.


                                         OMNOVA SOLUTIONS INC.
                                         P.O. BOX 11104
                                         NEW YORK, N.Y. 10203-0104



(CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE.)